EXHIBIT 99.03

Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

FIRST QUARTER 2007 RESULTS DATE NOTIFICATION
25 April 2007

Basingstoke, UK and Philadelphia, US – April 17, 2007 – Shire plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) will announce first quarter 2007 earnings on Wednesday 25 April 2007.

Results press release will be issued at:	12:00 BST / 07:00 EDT
Investor conference call time:	14:00 BST / 09:00 EDT

Live conference call for investors:

Matthew Emmens, Chief Executive Officer and Angus Russell, Chief Financial Officer will host the live conference call for investors at 14:00 BST/9:00 EDT.

Please RSVP ssalah@shire.com (T: +44 (0)1256 894 160) for this conference call.

The details of the live conference call are as follows:

UK dial in	0800 953 0936
US dial in	1866 224 2972
International dial in	+44 (0) 1452 568 061
Password/Conf ID	5717753#

Live Webcast:

The call will also be available live over the Internet via audio webcast, accessible through www.shire.com in the investors section. A slide presentation to accompany the call will also be available on the Shire website.

Replay:

A replay of the presentation will be available for two weeks. Details are as follows:

UK dial in	0800 953 1533 / 0845 245 5205
US dial in	1866 247 4222
International dial in	+44 (0) 1452 55 00 00
Pin code	5717753#
Webcast replay	www.shire.com, in the investors section

For further information please contact:

Investor Relations	Souheil Salah (Rest of the World)	+44 1256 894 160
	Heidi Wunder (North America)	+1 484 595 8970

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty pharmaceutical company that focuses on meeting the needs of the specialist physician. Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions. Shire believes that a carefully selected portfolio of products with a strategically aligned and relatively small-scale sales force will deliver strong results.

Shire’s focused strategy is to develop and market products for specialty physicians. Shire’s in-licensing, merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.

For further information on Shire, please visit the Company’s website: www.shire.com

Registered in England 2883758 Registered Office as above